SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):

                        April 29, 1999

                   SEARS ROEBUCK ACCEPTANCE CORP.

           (Exact name of registrant as specified in charter)



         Delaware          1-4040                51-0080535
       (State or Other     (Commission         (IRS Employer
       Jurisdiction of      File Number)    (Identification No.)
       Incorporation)



3711 Kennett Pike, Greenville, Delaware         19807
(Address of principal executive offices)       (Zip Code)




Registrant's telephone number, including area code
(302) 888-3112



Item 5. Other Events.


  On April 29, 1999, Registrant executed (i) an
Underwriting Agreement with J.P. Morgan Securities
Inc. relating to debt securities and (ii) a Pricing
Agreement with J.P. Morgan Securities Inc. as
Representatives of the several underwriters named therein, relating to $750,000,000 aggregate principal amount of Registrants 6.25% Notes due May 1, 2009. A copy of the Underwriting Agreement is attached as
Exhibit 1(b), and a copy of the Pricing Agreement is attached as Exhibit 1(b).

  In connection with the issuance of the Notes: (i)
Steven M. Cook, Vice President, Law, of Sears, Roebuck and Co. has delivered an opinion to Registrant, dated
May 5, 1999, regarding the validity of the Notes, upon issuance and sale thereof on May 6, 1999; and (ii)
Baker & McKenzie, counsel to Registrant and Sears, has delivered an opinion to Registrant and Sears, dated
May 5, 1999, as to certain federal tax matters concerning the Notes. A copy of the opinion as to legality is attached as Exhibit 5, and a copy of the opinion as to certain tax matters is attached as
Exhibit 8.

Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits.

Exhibit No.  Description

1(a)    Pricing Agreement, dated April 29, 1999, among
        Registrant, Sears Roebuck and Co. and J.P.
        Morgan Securities Inc.

1(b) Underwriting Agreement, dated April 29, 1999, among Registrant, Sears Roebuck and Co. and
        J.P. Morgan Securities Inc.

4       Form of 6.25% Note.

5 Opinion of Steven M. Cook dated May 5, 1999, relating to the validity of $750,000,000 aggregate principal amount of 6.25% Notes due May 1, 2009.

8 Opinion of Baker & McKenzie as to certain federal tax matters concerning the
        Registrants 6.25% Notes due May 1, 2009.

23-1     Consent of Steven M. Cook, Vice President,
        Law, of Sears, Roebuck and Co. (included in
        Exhibit 5).

23-2    Consent of Baker & McKenzie (included in
        Exhibit 8)

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                 SEARS ROEBUCK ACCEPTANCE CORP.


Date: May 5, 1999

                                 By: /s/ Keith Trost
                                     Keith Trost
                                     President